Exhibit 99.1

News Release

FREYR Battery Selected by European Union Innovation Fund for Grant Award

European Union Innovation Fund selects FREYR for €122 million grant award to support FREYR’s potential joint venture Cathode Active Materials manufacturing project in Finland

New York, Oslo, and Newnan, GA, October 24, 2024, FREYR Battery, Inc. (NYSE: FREY) (“FREYR” or the “Company”), a developer of sustainable battery and clean energy solutions, confirmed this morning that the European Union Innovation Fund (“EUIF”) has selected FREYR for a €122 million grant award to develop the Company’s potential joint venture Cathode Active Material (“CAM”) manufacturing project in Vaasa, Finland.

“We are very grateful to be selected for this grant award from the EU Innovation Fund, which demonstrates the EU’s continued support for FREYR’s ongoing industrialization efforts of sustainable battery value chain solutions,” commented Tom Einar Jensen, FREYR’s Co-founder and Chief Executive Officer. “FREYR is focused on its development efforts in the U.S. while we continue to explore avenues to unlock shareholder value from our portfolio of real assets and potential projects in Norway and Europe such as the proposed CAM facility in Finland. We look forward to collaborating with our colleagues at the EUIF to finalize this grant.”

This EUIF grant is tied to a proposed Cathode Active Materials (CAM) project in Vaasa, Finland and the project is targeting development of an industrial scale LFP CAM facility with an initial nameplate capacity of 30,000 tons per year.

The selection for a grant award is an important step towards formal finalization of the award upon satisfaction of various criteria, expected to be completed during the 1st quarter of 2025. Concurrently, FREYR continues the work with its technology licensor, partners, customers, and other stakeholders to further develop the basis for the CAM project.

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About FREYR Battery

FREYR Battery is a developer of sustainable battery and clean energy solutions. The Company’s mission is to accelerate the decarbonization of global energy systems by industrializing technologies across the battery and renewables value chains. FREYR’s portfolio of real assets includes its Customer Qualification Plant (“CQP”) for technology research and development in Mo i Rana, Norway, and the Giga Arctic and Giga America project site assets. To learn more about FREYR, please visit www.freyrbattery.com.

Investor contact:

Jeffrey Spittel

Senior Vice President, Investor Relations & Corporate Development

jeffrey.spittel@freyrbattery.com

Tel: (+1) 409 599-5706

Media contact:

Amy Jaick

Global Head of Communications
amy.jaick@freyrbattery.com

Tel: (+1) 973 713-5585

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s operational performance and profitability. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, actions of activist stockholders and those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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